EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated February 2, 2001 relating to the consolidated balance sheet as of December 31, 2000 and the consolidated statements of operations, of stockholders' equity and of cash flows for each of the two years in the period ended December 31, 2000, which appears in Exelixis, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/  PricewaterhouseCoopers  LLP

San  Jose,  California
January  27,  2003